As filed with the Securities and Exchange Commission on March 3, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________

THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
58 South Service Road
Melville, New York 11747
(631) 730-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Irwin D. Simon
Chairman of the Board, President and Chief Executive Officer
The Hain Celestial Group, Inc.
58 South Service Road
Melville, New York 11747
(631) 730-2200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)
______________________________
copy to:
Geoffrey E. Liebmann, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000
______________________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

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CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, Preferred Stock, Warrants	(1)	(1)	(1)	(2)

(1)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of shares of common stock, preferred stock and warrants of the Registrant is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS
THE HAIN CELESTIAL GROUP, INC.

The following are types of securities that we may offer, issue and sell from time to time, or that may be sold by selling securityholders from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock; and

•	warrants to purchase equity securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is quoted on The Nasdaq National Market (“Nasdaq”) under the symbol “HAIN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
______________________

See “Risk Factors” beginning on page 1 for a discussion of certain factors which should be considered in an investment of securities offered hereby.
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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
______________________

The date of this prospectus is March 3, 2006.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we or the selling securityholders may, from time to time, sell any combination of common stock, preferred stock and warrants as described in this prospectus, in one or more offerings.

You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Certain statements contained in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, or the “Exchange Act.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; our ability to implement our business strategies; our ability to meet anticipated levels of sales and to not exceed anticipated levels of expense; our ability to complete pending acquisitions and to integrate completed acquisitions; our ability to achieve anticipated benefits from recently initiated

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alliances and joint ventures; our ability to obtain financing when needed, whether for acquisitions, capital or other investments or general corporate purposes; our reliance on third party distributors, manufacturers and suppliers; competition; changes in customer preferences; retention of key personnel; compliance with government regulations; international sales and operations; the factors discussed in this prospectus (including under the caption “Risk Factors”); and other risks detailed from time-to-time in our reports filed with the Securities and Exchange Commission (the “SEC”), including our report on Form 10-K for the fiscal year ended June 30, 2005, as amended. As a result of the foregoing and other factors, no assurance can be given as to the future results, levels of activity and achievements and neither Hain nor any person assumes responsibility for the accuracy and completeness of these statements. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions are intended to identify forward-looking statements.

Our principal executive offices are located at 58 South Service Road, Melville, New York 11747, and our telephone number is 631-730-2200. Our World Wide Web site address is www.hain-celestial.com. The information on our website is not part of this prospectus.

References in this prospectus to “we,” “us,” “our,” the “Company” and “Hain” refer to The Hain Celestial Group, Inc. and its subsidiaries.

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RISK FACTORS

Prospective investors should carefully consider the following factors and the other information contained in this prospectus before purchasing any shares of our common stock. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Hain’s Markets Are Highly Competitive

Hain operates in highly competitive geographic and product markets, and some of its markets are dominated by competitors with greater resources. Hain cannot be certain that it could successfully compete for sales to distributors or stores that purchase from larger, more established companies that have greater financial, managerial, sales and technical resources. In addition, Hain competes for limited retailer shelf space for its products. Larger competitors, such as mainstream food companies including but not limited to Dean Foods Company, General Mills, Inc., Nestle S.A., Kraft Foods Inc., Groupe Danone, Kellogg Company, PepsiCo, Inc. and Sara Lee Corporation, also may be able to benefit from economies of scale, pricing advantages or the introduction of new products that compete with Hain’s products. Retailers also market competitive products under their own private labels.

 One example of the competitiveness of the markets in which Hain participates is in the tea portion of the beverage market. Competitive factors in the tea industry include product quality and taste, brand awareness among consumers, variety of specialty tea flavors, interesting or unique product names, product packaging and package design, supermarket and grocery store shelf space, alternative distribution channels, reputation, price, advertising and promotion. Hain’s principal competitors on a national basis in the specialty tea market are Thomas J. Lipton Company, a division of Unilever PLC, and R.C. Bigelow, Inc. Unilever has substantially greater financial resources than Hain. In addition, in April 2004, Tazo Tea Company (a subsidiary of Starbucks Corporation) and Kraft Foods Global, Inc. (a subsidiary of Kraft Foods Inc.) announced a licensing agreement whereby Tazo products may gain additional access to grocery channels through placement by Kraft, which has substantially greater financial resources than Hain. Additional competitors include a number of regional specialty tea companies. There may be potential entrants which are not currently in the specialty tea market who may have substantially greater resources than Hain. Private label competition in the specialty tea category is currently minimal, but growing.

 In the future, competitors may introduce other products that compete with Hain’s products and these competitive products may have an adverse effect on Hain’s business, results of operations and financial condition.

Hain also competes with other manufacturers in the procurement of natural and organic product ingredients, which may be less plentiful in the open market than conventional product ingredients. This competition may increase in the future along with increasing public demand for natural and organic products. This could cause Hain’s expenses to increase or could limit the amount of product that Hain can manufacture and sell.

 Consumer Preferences for Hain’s Products Are Difficult to Predict and May Change

 A significant shift in consumer demand away from Hain’s products or Hain’s failure to maintain its current market position could reduce Hain’s sales or the prestige of its brands in its markets, which could harm Hain’s business. While Hain continues to diversify its product offerings, Hain cannot be certain that demand for its products will continue at current levels or increase in the future.

 Hain’s business is primarily focused on sales of natural and organic products in markets geared to consumers of natural foods, specialty teas, non-dairy beverages, cereals, breakfast bars, canned soups and vegetables, snacks and cooking oils, which, if consumer demand for such categories were to decrease, could harm its business. Consumer trends change based on a number of possible factors, including:

•	nutritional values, such as a change in preference from fat free to reduced fat to no reduction in fat; and

•	a shift in preference from organic to non-organic and from natural products to non-natural products.

In addition, Hain has other product categories, such as medically-directed food products and other specialty food items, as well as natural health and beauty care products. Hain is subject to evolving consumer preferences for these products.

Hain’s Acquisition Strategy Exposes Hain to Risk

Hain intends to continue to grow its business in part through the acquisition of new brands, both in the United States and internationally. Hain’s acquisition strategy is based on identifying and acquiring brands with products that complement Hain’s existing product mix. Hain cannot be certain that it will be able to:

•	successfully identify suitable acquisition candidates;

•	negotiate identified acquisitions on terms acceptable to Hain; or

•	obtain the necessary financing to complete such acquisitions.

Hain may encounter increased competition for acquisitions in the future, which could result in acquisition prices Hain does not consider acceptable. Hain is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisition will be completed.

 Hain’s Future Success May Be Dependent on Its Ability to Integrate Brands That It Acquires

 Hain’s future success may be dependent upon its ability to effectively integrate new brands that it acquires, including its ability to realize potentially available marketing opportunities and cost savings, some of which may involve operational changes. Hain cannot be certain:

•	as to the timing or number of marketing opportunities or amount of cost savings that may be realized as the result of its integration of an acquired brand;

•	that a business combination will enhance Hain’s competitive position and business prospects;

•	that Hain will not experience difficulties with customers, personnel or other parties as a result of a business combination; or

•	that, with respect to its acquisitions outside the United States, Hain will not be affected by, among other things, exchange rate risk.

In addition, Hain cannot be certain that it will be successful in:

•	integrating an acquired brand’s distribution channels with Hain’s own;

•	coordinating sales force activities of an acquired brand or in selling the products of an acquired brand to Hain’s customer base; or

•	integrating an acquired brand into Hain’s management information systems or integrating an acquired brand’s products into Hain’s product mix.

Additionally, integrating an acquired brand into Hain’s existing operations will require management resources and may divert Hain’s management from its day-to-day operations. If Hain is not successful in integrating the operations of acquired brands, Hain’s business could be harmed.

Hain Is Dependent Upon the Services of Its Chief Executive Officer

Hain is highly dependent upon the services of Irwin D. Simon, its Chairman of the Board, President and Chief Executive Officer. Hain believes Mr. Simon’s reputation as Hain’s founder and his expertise and knowledge in the natural and organic products market are critical factors in Hain’s continuing growth. The loss of the services of Mr. Simon could harm Hain’s business.

Hain Relies on Independent Brokers and Distributors for a Substantial Portion of Its Sales

Hain relies upon sales efforts made by or through non-affiliated food brokers to distributors and other customers, in addition to Hain’s own retail sales organization. The loss of, or business disruption at, one or more of these distributors or brokers may harm Hain’s business. If Hain was required to obtain additional or alternative distribution and food brokerage agreements or arrangements in the future, Hain cannot be certain that it will be able to do so on satisfactory terms or in a timely manner. In fiscal 2005, one of Hain’s distributors, United Natural Foods, Inc., or “UNFI,” accounted for approximately 22% of Hain’s net sales. Two of Hain’s distributors, UNFI and Tree of Life, Inc., who redistribute products to natural foods supermarkets, independent natural retailers and other retailers, accounted for approximately 23% and 14%, respectively, of Hain’s net sales for the fiscal year ended June 30, 2004, and approximately 18% and 15%, respectively, for the year ended June 30, 2003. Hain’s inability to enter into satisfactory brokerage agreements may inhibit Hain’s ability to implement its business plan or to establish markets necessary to develop its products successfully. Food brokers act as selling agents representing specific brands on a non-exclusive basis under oral or written agreements generally terminable at any time on 30 days’ notice, and receive a percentage of net sales as compensation. Distributors purchase directly for their own account for resale. In addition, the success of Hain’s business depends, in large part, upon the establishment and maintenance of a strong distribution network.

Loss of One or More of Hain’s Manufacturing Facilities Could Harm Hain’s Business

For the fiscal years ended June 30, 2005, 2004 and 2003, approximately 47%, 39% and 42%, respectively, of Hain’s revenue was derived from products manufactured at Hain’s manufacturing facilities. An interruption in or the loss of operations at one or more of these facilities, or the failure to maintain Hain’s labor force at one or more of these facilities, could delay or postpone production of Hain’s products, which could have a material adverse effect on Hain’s business, results of operations and financial condition until Hain could secure an alternate source of supply.

Hain Relies on Independent Co-Packers to Produce Some or Most of Its Products

During fiscal 2005, 2004 and 2003, approximately 53%, 61% and 58%, respectively, of Hain’s revenue was derived from products manufactured at independent co-packers. In the U.S., Hain presently obtains:

•	all of its requirements for non-dairy beverages from five co-packers, all of which are under contract or other arrangements;

•	all of its U.S. requirements for rice cakes from one co-packer;

•	all of its Health Valley® baked goods and cereal products from one co-packer, which is under contract;

•	all of its cooking oils from one co-packer;

•	principally all of its Garden of Eatin’® and Little Bear Organic Foods® tortilla chips from three co-packers, one of which is under contract;

•	a portion of its requirements for the Yukon Gold, Red Bliss™, Terra Blues™ and Potpourri™ potato chips and Frites™ line of Terra® products from one co-packer, which is under contract;

•	the requirements for its canned soups from four co-packers, which are under contract;

•	all of its Earth’s Best® baby food products from seven co-packers, which are under contract;

•	a portion of its Ethnic Gourmet® products from one co-packer, which is under contract; and

•	all of its Zia® Natural Skincare products from four co-packers, which are under contract or other arrangements.

The loss of one or more co-packers, or Hain’s failure to retain co-packers for newly acquired products or brands, could delay or postpone production of Hain’s products, which could have a material adverse effect on Hain’s business, results of operations and financial condition until such time as an alternate source could be secured, which may be on less favorable terms.

Hain’s Tea Ingredients Are Subject to Import Risk

Hain’s tea brand purchases its ingredients from numerous foreign and domestic manufacturers, importers and growers, with the majority of those purchases occurring outside of the United States. Hain maintains long-term relationships with most of its suppliers. Purchase arrangements with ingredient suppliers are generally made annually and in U.S. currency. Purchases are made through purchase orders or contracts, and price, delivery terms and product specifications vary.

Hain’s botanical purchasers visit major suppliers around the world annually to procure ingredients and to assure quality by observing production methods and providing product specifications. Many ingredients are presently grown in countries where labor-intensive cultivation is possible, and where Hain often must educate the growers about product standards. Hain performs laboratory analysis on incoming ingredient shipments for the purpose of assuring that they meet Hain’s quality standards and those of the Food and Drug Administration, or the “FDA.”

Hain’s ability to ensure a continuing supply of ingredients at competitive prices depends on many factors beyond Hain’s control, such as foreign political situations, embargoes, changes in national and world economic conditions, currency fluctuations, forecasting adequate need of seasonal raw material ingredients and unfavorable climatic conditions. Hain takes steps and will continue to take steps intended to lessen the risk of an interruption of botanical supplies, including identification of alternative sources and maintenance of appropriate inventory levels. Hain has, in the past, maintained sufficient supplies for its ongoing operations.

Hain’s failure to maintain relationships with its existing suppliers or find new suppliers, observe production standards for its foreign procured products or continue its supply of botanicals from foreign sources could harm Hain’s business.

Hain’s Future Results of Operations May be Adversely Affected by Escalating Fuel Costs

Many aspects of Hain’s business have been, and continue to be, directly affected by the continuously rising cost of fuel. Increased fuel costs have translated into increased costs for the products and services Hain receives from its third party providers including, but not limited to, increased production and distribution costs for Hain’s products. As the cost of doing business increases, Hain may not be able to pass these higher costs on to its customers and, therefore, any such increase may adversely affect Hain’s earnings.

Hain Is Subject to Risks Associated with Its International Sales and Operations, Including Foreign Currency Risks

Operating in international markets involves exposure to movements in currency exchange rates, which are volatile at times. The economic impact of currency exchange rate movements is complex because such changes are often linked to variability in real growth, inflation, interest rates, governmental actions and other factors. Consequently, isolating the effect of changes in currency does not incorporate these other important economic factors. These changes, if material, could cause adjustments to Hain’s financing and operating strategies. During fiscal 2005, approximately 21% of Hain’s net sales were generated outside the United States, while such sales outside the United States were 20% of net sales in 2004 and 17% in 2003.

Hain expects sales from non-core U.S. markets to possibly represent an increasing portion of its total net sales in the future. Hain’s non-U.S. sales and operations are subject to risks inherent in conducting business abroad, many of which are outside Hain’s control, including:

•	periodic economic downturns and unstable political environments;

•	price and currency exchange controls;

•	fluctuations in the relative values of currencies;

•	unexpected changes in trading policies, regulatory requirements, tariffs and other barriers;

•	compliance with applicable foreign laws; and

•	difficulties in managing a global enterprise, including staffing, collecting accounts receivable and managing distributors.

Hain’s Inability to Use Its Trademarks Could Have a Material Adverse Effect on Hain’s Business

Hain believes that brand awareness is a significant component in a consumer’s decision to purchase one product over another in the highly competitive food, beverage and personal care industry. Although Hain endeavors to protect its trademarks and trade names, there can be no assurance that these efforts will be successful, or that third parties will not challenge Hain’s right to use one or more of its trademarks or trade names. Hain’s failure to continue to sell its products under its established brand names could have a material adverse effect on Hain’s business, results of operations and financial condition. Hain believes that its trademarks and trade names are significant to the marketing and sale of its products and that the inability to utilize certain of these names could have a material adverse effect on Hain’s business, results of operations and financial condition.

Hain’s Products Must Comply with Government Regulation

The United States Department of Agriculture, or the “USDA,” has adopted regulations with respect to a national organic labeling and certification program which became effective February 20, 2001, and fully implemented on October 21, 2002. Hain currently manufactures approximately 650 organic products which are covered by these regulations. Future developments in the regulation of labeling of organic foods could require Hain to further modify the labeling of its products, which could affect the sales of its products and thus harm its business.

In addition, on January 18, 2001, the FDA proposed new policy guidelines regarding the labeling of genetically engineered foods. The FDA is currently considering the comments it received before issuing final guidance. These guidelines, if adopted, could require Hain to modify the labeling of its products, which could affect the sales of its products and thus harm its business.

The FDA published the final rule amending the Nutritional Labeling regulations to require declaration of “Trans Fatty Acids” in the nutritional label of conventional foods and dietary supplements on July 11, 2003. The final rule became effective on January 1, 2006. Additionally, an allergen labeling law was passed and signed on August 3, 2004. This law requires certain allergens to be clearly labeled by January 1, 2006. Hain has revised its labels in order to be in compliance with the final rules. Additionally, Canada adopted new food labeling regulations that required implementation by December 12, 2005. These regulations require a Nutritional Facts panel to be on most food packages. Hain’s Yves products are subject to these regulations, as are all of Hain’s other products sold into Canada. Any change in labeling requirements for Hain products may lead to an increase in packaging costs or interruptions or delays in packaging deliveries.

Furthermore, new government laws and regulations may be introduced in the future that could result in additional compliance costs, seizures, confiscations, recalls or monetary fines, any of which could prevent or inhibit the development, distribution and sale of Hain’s products. If Hain fails to comply with applicable laws and regulations, it may be subject to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could have a material adverse effect on Hain’s business, results of operations and financial condition.

Product Recalls Could Have a Material Adverse Effect on Hain’s Business

Manufacturers and distributors of products in Hain’s industry are sometimes subject to the recall of their products for a variety of reasons, including for product defects, such as ingredient contamination, packaging safety and inadequate labeling disclosure. If any of Hain’s products are recalled due to a product defect or for any other reason, Hain could be required to incur the expense of the recall or the expense of any resulting legal proceeding. Additionally, if one of Hain’s significant brands were subject to recall, the image of that brand and of Hain could be harmed, which could have a material adverse effect on Hain’s business.

Product Liability Suits, If Brought, Could Have a Material Adverse Effect on Hain’s Business

If a product liability claim exceeding Hain’s insurance coverage were to be successfully asserted against Hain, it could harm Hain’s business. Hain cannot assure you that such coverage will be sufficient to insure against claims which may be brought against it, or that Hain will be able to maintain such insurance or obtain additional insurance covering existing or new products. As a marketer of food, beverage and personal care products, Hain is subject to the risk of claims for product liability. Hain maintains product liability insurance and generally requires that its co-packers maintain product liability insurance with Hain as a co-insured.

Hain Relies on Independent Certification for a Number of Its Natural and Organic Food Products

Hain relies on independent certification, such as certifications of Hain’s products as “organic” or “kosher,” to differentiate its products from others. The loss of any independent certifications could adversely affect Hain’s market position as a natural and organic food company, which could harm Hain’s business.

Hain must comply with the requirements of independent organizations or certification authorities in order to label its products as certified. For example, Hain can lose its “organic” certification if a manufacturing plant becomes contaminated with non-organic materials, or if not properly cleaned after a production run. In addition, all raw materials must be certified organic. Similarly, Hain can lose its “kosher” certification if a manufacturing plant and raw materials do not meet the requirements of the appropriate kosher supervision organization.

Due to the Seasonality of Many of Hain’s Products, Including Hain’s Tea Products, and Other Factors, Hain’s Operating Results Are Subject to Quarterly Fluctuations

Hain’s tea brand manufactures and markets hot tea products and, as a result, its quarterly results of operations reflect seasonal trends resulting from increased demand for its hot tea products in the cooler months of the year. In addition, some of Hain’s other products (e.g., baking and cereal products and soups) also show stronger sales in the cooler months while Hain’s snack food product lines are stronger in the warmer months. Quarterly fluctuations in Hain’s sales volume and operating results are due to a number of factors relating to Hain’s business, including the timing of trade promotions, advertising and consumer promotions and other factors, such as seasonality, inclement weather and unanticipated increases in labor, commodity, energy, insurance or other operating costs. The impact on sales volume and operating results due to the timing and extent of these factors can significantly impact Hain’s business. For these reasons, you should not rely on Hain’s quarterly operating results as indications of future performance.

Hain’s Growth is Dependent on Its Ability to Introduce New Products and Improve Existing Products

Hain’s growth depends in large part on its ability to generate and implement improvements to its existing products and to introduce new products to consumers. The innovation and product improvements are affected by the level of funding that can be made available, the technical capability of Hain’s research and development department in developing and testing product prototypes, and the success of management in rolling out the resulting improvements in a timely manner. If Hain is unsuccessful in implementing product improvements that satisfy the demands of consumers, Hain’s business could be harmed.

The Profitability of Hain’s Operations is Dependent on Its Ability to Manage Its Inventory

Hain’s profit margins depend on its ability to manage its inventory efficiently. As part of Hain’s effort to manage its inventory more efficiently, Hain carried out a SKU rationalization program which resulted in the discontinuation of numerous lower-margin or low-turnover SKUs. However, a number of factors, such as changes in customers’ inventory levels, access to shelf space and changes in consumer preferences, may lengthen the number of days Hain carries certain inventories, hence impeding its effort to manage its inventory efficiently.

Hain’s Officers and Directors May Be Able to Control Hain’s Actions

Hain’s officers and directors beneficially owned approximately 11.6% of Hain’s common stock as of September 1, 2005. Accordingly, Hain’s officers and directors may be in a position to influence the election of Hain’s directors and otherwise influence stockholder action.

Hain’s Ability to Issue Preferred Stock May Deter Takeover Attempts

Hain’s board of directors is empowered to issue, without stockholder approval, preferred stock with dividends, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Hain’s common stock and adversely affect the relative voting power or other rights of the holders of Hain’s common stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control. Hain’s amended and restated certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by Hain’s board of directors. Although Hain has no present intention to issue any shares of its preferred stock, Hain may do so in the future under appropriate circumstances.

Future Sales or the Perception of Future Sales of Hain’s Common Stock Could Adversely Affect Hain’s Stock Price.

The market price of Hain’s common stock could decline as a result of sales of substantial amounts of Hain’s common stock in the public market, or the perception that those sales could occur. These sales or the possibility that they may occur also could make it more difficult for Hain to raise funds in any equity offering in the future at a time and price that Hain deems appropriate.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock and warrants that we or selling securityholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, $.01 par value per share, and 5,000,000 shares of preferred stock, $.01 par value per share. As of February 2, 2005, there were 38,096,572 shares of our common stock outstanding.

The following description is qualified in all respects by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.

Common Stock

Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders. Since the holders of common stock do not have cumulative voting rights, holders of more than 50% of the outstanding shares can elect all of our directors then being elected and holders of the remaining shares by themselves cannot elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities. All outstanding shares of common stock are fully paid and nonassessable.

Certificate of Incorporation and Bylaws

Pursuant to the Delaware General Corporation Law, or the “DGCL,” the power to adopt, amend and repeal bylaws is conferred solely upon the stockholders unless the corporation’s certificate of incorporation also confers such power upon the board of directors. Under our amended and restated certificate of incorporation, our board of directors is granted the power to amend our amended and restated bylaws. Our amended and restated bylaws provide that each director has one vote on each matter for which directors are entitled to vote. Our amended and restated certificate of incorporation and/or amended and restated bylaws also provide that (1) from time to time, by resolution, our board of directors has the power to change the number of directors, (2) the directors will hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, and (3) special meetings of stockholders may only be called by our board of directors or certain of our officers. These provisions, in addition to the existence of authorized but unissued capital stock, may have the effect, either alone or in combination with each other, of making more difficult, or discouraging unsolicited third parties from, an acquisition of us which has been deemed undesirable by our board of directors. Our board of directors currently has twelve members.

Section 203 of the Delaware Law

Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, or (3) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock. This provision of law could discourage, prevent or delay a change in management or stockholder control of us, which could have the effect of discouraging bids and thereby prevent stockholders from receiving the maximum value for their shares, or a premium for their shares in a hostile takeover situation.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF PREFERRED STOCK

We are authorized by our amended and restated certificate of incorporation to issue a maximum of 5,000,000 shares of preferred stock, in one or more series and containing such rights, privileges and limitations including voting rights, dividend rates, conversion privileges, redemption rights and terms, redemption prices and liquidation preferences, as our board of directors may, from time to time, determine. On the date of this prospectus, no shares of our preferred stock are outstanding.

The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock, and otherwise adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying or preventing us from being subject to a change in control. See “Risk Factors — Hain’s Ability To Issue Preferred Stock May Deter Takeover Attempts.” We are not required by the DGCL to seek stockholder approval prior to any issuance of authorized but unissued stock and our board of directors does not currently intend to seek stockholder approval prior to any issuance of authorized but unissued stock, unless otherwise required by law.

The prospectus supplement relating to any series of preferred stock that we may offer will contain the specific terms of the preferred stock. These terms may include the following:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

•	the liquidation preference per share;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;

•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	information with respect to book-entry procedures, if applicable; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

LEGAL MATTERS

The validity of the securities has been passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Cahill Gordon & Reindel LLP acts as our regular outside counsel. Roger Meltzer, a partner of Cahill Gordon & Reindel LLP, is also a member of our board of directors. Mr. Meltzer receives compensation as a board member.

EXPERTS

The consolidated financial statements of Hain appearing in its Annual Report on Form 10-K for the year ended June 30, 2005 (including the schedule appearing therein), Amendment No. 1 to its Annual Report on Form 10-K for the year ended June 30, 2005 (including the schedule appearing therein), and Hain’s management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a Delaware corporation. Our principal executive offices are located at 58 South Service Road, Melville, NY 11747, and our telephone number is (631) 730-2200.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from commercial document retrieval services, at the Internet Web site maintained by the SEC at www.sec.gov, and on our web site, www.hain-celestial.com. The information on our web site is not part of this prospectus.

Our common stock is quoted on Nasdaq under the symbol “HAIN.” You may inspect reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20016.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents described below that we previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC are incorporated by reference:

•	our annual report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2005;

•	Amendment No. 1 to our annual report on Form 10-K filed with the SEC for the fiscal year ended June 30, 2005;

•	our quarterly reports on Form 10-Q filed with the SEC for the fiscal quarters ended September 30, 2005 and December 31, 2005;

•	our current reports on Form 8-K filed with the SEC on August 26, 2005, November 4, 2005, December 8, 2005 and December 19, 2005;

•	our current report on Form 8-K/A (Amendment No. 1) filed with the SEC on December 20, 2005;

•	our revised definitive proxy statement on Schedule 14A filed with the SEC on October 31, 2005; and

•	the description of our common stock contained in our registration statement on Form 8-A/A dated November 12, 1993 and any amendment or report filed for the purpose of updating such description.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act shall also be deemed to be incorporated by reference in this prospectus, unless otherwise provided in the relevant document. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Upon request, we will provide without charge to each person to whom a prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to

The Hain Celestial Group, Inc.
Attention: Investor Relations
58 South Service Road
Melville, New York, 11747
(631) 730-2200

The Hain Celestial Group, Inc., the Hain logos and all other Hain product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and in other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

The Hain Celestial Group, Inc. Common Stock Preferred Stock Warrants _______________ PROSPECTUS ________________ March 3, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	*
Legal Fees and Expenses		25,000
Accounting Fees and Expenses		10,000
Miscellaneous		5,000
Total		$40,000

* Deferred in reliance on Rule 456(b) and 457(r)

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Law. Section 145 of the Delaware General Corporation Law, or the “DGCL,” provides that a corporation may indemnify a director or officer under certain circumstances.

Section 145(a) of the DGCL provides that a corporation may indemnify a director, officer or other employee or individual made, or threatened to be made, a party to any threatened, pending or completed action other than a derivative action, whether civil or criminal, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement actually and reasonably incurred as a result of such action, if such director, officer or other employee or individual acted in good faith for a purpose which such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify a director, officer or other employee or individual, made or threatened to be made a party in a derivative action, against expenses (including attorneys fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect of any claim as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action was brought determines, upon application, that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court deems proper.

Section 145(c) of the DGCL provides that indemnification by a corporation is mandatory in any case in which a present or former director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 145(d).

Section 145(d) of the DGCL specifies the manner in which payment of indemnification under Section 145(a) of the DGCL or indemnification permitted under Section 145(b) of the DGCL may be authorized by the corporation.

Section 145(g) of the DGCL authorizes the purchase and maintenance of insurance to indemnify directors, officers, employees or agents in instances in which they may be indemnified by a corporation under such section.

Hain’s Certificate of Incorporation and Bylaws. Article Tenth of the Amended and Restated Certificate of Incorporation and Article VI of the Amended and Restated Bylaws of Hain permit Hain to indemnify its directors, officers and corporate personnel to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time to time.

Insurance. Hain has also purchased liability insurance policies covering Hain directors and officers.

Item 16. EXHIBITS.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, state of New York, on March 3, 2006.

THE HAIN CELESTIAL GROUP, INC.

By: /s/ Ira J. Lamel
       Name: Ira J. Lamel
       Title:   Executive Vice President, Chief Financial
                   Officer and Treasurer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below in so signing also makes, constitutes and appoints Irwin D. Simon and Ira J. Lamel, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, in his name and on his behalf, in any and all capacities, this registration statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)) necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 3, 2006 by the following persons in the capacities indicated.

Name	Title
/s/ Irwin D. Simon Irwin D. Simon	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ Ira J. Lamel Ira J. Lamel	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ Barry J. Alperin Barry J. Alperin	Director
________________ Beth L. Bronner	Director
/s/ Jack Futterman Jack Futterman	Director
________________ Daniel R. Glickman	Director
/s/ Marina Hahn Marina Hahn	Director
_________________ Andrew R. Heyer	Director
/s/ Roger Meltzer Roger Meltzer	Director
/s/ Mitchell A. Ring Mitchell A. Ring	Director
__________________ Lewis D. Schiliro	Director
/s/ D. Edward I. Smyth D. Edward I. Smyth	Director
/s/ Larry S. Zilavy Larry S. Zilavy	Director

INDEX TO EXHIBITS

Exhibit No.	Description
1	Form of underwriting agreement (a)
3.1
Amended and Restated Certificate of Incorporation of Hain (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

3.2
Amended and Restated Bylaws of Hain (incorporated by reference to Exhibit 3.2 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

4.1
Specimen of Hain common stock certificate (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Hain’s Registration Statement on Form S-4 (Commission File No. 333-33830) filed with the Commission on April 24, 2000).

4.2	Form of Warrant Agreement. (a)
4.3	Form of Warrant Certificate. (a)
5	Opinion of Cahill Gordon & Reindel LLP regarding the legality of the securities being registered. (b)
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accountants. (b)
23.2	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5). (b)
24	Powers of Attorney (included on the signature pages to this Registration Statement).
—————
(a)	to be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference
(b)	filed herewith